Coastal Caribbean Oils & Minerals, Ltd.
                                  NEWS RELEASE

                          FLORIDA'S DEP MUST SHOW CAUSE
                             WHY COASTAL PETE PERMIT
                              SHOULD NOT BE ISSUED


     APALACHICOLA,  Fla.,.  Sept.  13, 1996  --Coastal  Petroleum  Company  said
Florida's First District Court of Appeal has ordered the state Department of Environmental Protection to show cause why it should not immediately issue an offshore drilling permit to Coastal.

     Last month, after a Florida Supreme Court ruling in favor of Coastal, the agency indicated its readiness to issue the permit, subject, however, to Coastal's publication of a notice that could reopen repetitive administrative hearings, the company said.

     Coastal  objected  to  the  publication  requirement;   and,  on  Aug.  27,
petitioned the Court of Appeal to issue an order that would require the agency to issue the permit to Coastal without further delays.

     A Coastal spokesman said the agency must respond to the show cause order within 20 days, with Coastal's reply to follow within 10 days.

     Coastal is seeking to commence drilling operations on its 800,000-acre offshore leasehold along Florida's Gulf Coast. It is a majority-held subsidiary of Coastal Caribbean Oils Minerals Ltd. [Boston: CCO-B; CCO-BN]

                                      -RMB-


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                   Contact: Phillip W. Ware, at (904) 653-2732